Exhibit 99.1

A Message from Chief Executive Officer, Peter Staple

Today we announced that our Company has entered into a merger agreement with Gurnet Point Capital, a healthcare-focused investment firm that acquires life science companies, invests in their operations, and builds them into larger businesses. While it will take several steps to complete this transaction over the coming months, I wanted to take this opportunity to inform you of this important development and what it means for Corium and for you.

In a nutshell, Gurnet Point has offered to purchase every share of our stock, so we won’t really be merging into another operating company, or even a company that has any employees.  We will still be the same company, but, instead of having hundreds of shareholders, we will just have one—Gurnet Point. As a result, following the completion of this transaction, we will be a private company and our shares will no longer be listed or traded on Nasdaq.

We were able to get to this point because over the past several years, we’ve made tremendous strides in leveraging our technology and expertise in transdermals to create important new products to improve patients’ lives.

Be assured that our mission will remain the same, but, with Gurnet Point’s committed support, we will have the resources to expand our R&D and manufacturing operations and create a commercial organization to ensure the success of Corplex Donepezil, while continuing to innovate and develop our pipeline.  In short, they expect us to expand our business, and they also expect us to continue building on the partner relationships that have brought us to this successful new phase of our evolution.

Let me tell you a little bit about our new investors. First, Gurnet Point’s leadership understands our business. Chris Viehbacher, who runs Gurnet Point, has a distinguished track record in our industry, having served as CEO of Sanofi, and before that as CEO of GlaxoSmithKline’s U.S. operations.  In these roles, he has overseen the commercialization of many products throughout the world, including one of the most successful treatments for Multiple Sclerosis.  After spending a lot of time with us, including tours of both of our campuses, Chris and his team are greatly impressed by all that we’ve accomplished, and excited about working with us.

I’m sure you have plenty of questions, and I look forward to answering as many of them as I can in the coming days. We will be meeting with employees at both locations to address what we can, although there are certain things that we won’t be able to discuss at this time due to SEC regulations, such as how this merger came about. Tomorrow, you will also get a chance to meet and hear directly from Chris Viehbacher, who can give you more of a sense of Gurnet Point’s commitment to our future.

As we go through this process, any communication you have with anyone about this corporate event must not go beyond the facts that are included in the press release, which is attached. It’s also important that any inquiries you may receive from outside individuals, including securities analysts, other members of the investment community, our vendors, partners or potential partners, or the press, must be directed promptly to me.

You are invited to an All Hands meeting today at 4:30 ET (1:30 PT) to review this important development.  I will also be in Grand Rapids tomorrow, along with representatives from Gurnet Point and I look forward to speaking with you again at that time.  We will have a video link to both sites for each of these meetings.

Of course, none of this would have been possible without the hard work and dedication of all of you. We could not be more proud of all you’ve helped us accomplish to bring Corium to this juncture—and to this exciting opportunity.  With our Corplex Donepezil program and our innovative approach to creating new products, we are advancing to an important new phase of growth for Corium.

Forward-looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, including, without limitation, statements regarding the expected benefits and costs of the proposed transaction contemplated by the agreement between Gurnet Point Capital and Corium International, Inc. (“Corium”); the expected timing of the completion of the proposed transaction; the ability of Gurnet Point Capital and Corium to complete the proposed transaction given the various closing conditions, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the likelihood that the milestone underlying the CVR will be achieved; and any statements regarding the assumptions underlying any of the foregoing. Statements containing words such as “could,” “believe,” “expect,” “intend,” “anticipate,” “will,” “may,” or similar expressions constitute forward-looking statements. Forward-looking statements are based on management’s current expectations and projections and are subject to risks and uncertainties, which may cause actual events and results to differ materially from the statements contained herein. Factors that may contribute to such differences include, but are not limited to, risks related to (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of Corium’s stockholders that will support the proposed transaction and tender their shares; (iv) the possibility that competing offers or acquisition proposals for corium will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement between Gurnet Point Capital and Corium, including in circumstances that would require Corium to pay a termination fee or other expenses; (vii) risks regarding Gurnet Point Capital’s failure to obtain the necessary financing to complete the proposed transaction; (viii) the effect of the announcement or pendency of the proposed transaction on Corium’s ability to retain and hire key personnel, its ability to maintain relationships with its partners, suppliers, licensees and others with whom it does business, or its operating results and business generally; (ix) risks related to diverting management’s attention from Corium’s ongoing business operations; (x) the risk that unexpected costs will be incurred in connection with the proposed transaction; (xi) changes in economic conditions, political conditions, regulatory requirements, licensing requirements and tax matters; (xii) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and (xiii) other factors as set forth from time to time in Corium’s filings with the Securities and Exchange Commission (the “SEC”), which are available on Corium’s investor relations website at ir.coriumgroup.com and on the SEC’s website at www.sec.gov. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as may be required by law, Corium does not intend, and undertakes no duty, to update any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Corium’s common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Gurnet Point Capital will file with the SEC. At the time the tender offer is commenced, Gurnet Point Capital will file tender offer materials on Schedule TO, and thereafter Corium will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.

THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CORIUM’S COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF CORIUM’S COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES.

The tender offer materials will be made available to all holders of Corium’s common stock at no expense to them and also will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by directing a written request to Corium at 235 Constitution Drive, Menlo Park, CA 94025, or by telephone at 650-298-8255. In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Corium files annual, quarterly and current reports and other information with the SEC. These filings with the SEC are available to the public for free at the SEC’s website at www.sec.gov.